EXHIBIT 99.2

Supplemental Operating & Financial Data April 23, 2007

Disclosure This presentation includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, that address activities that Mariner assumes, plans, expects, believes, estimates or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. Our forward-looking statements are generally accompanied by words such as "may", "will", "estimate", "believe", "expect", "anticipate", "potential", "plan", or other words that convey the uncertainty of future events or outcomes. Such forward- looking statements, which include our guidance estimates, involve known and unknown risks, uncertainties and other factors that may cause Mariner's actual results or plans to differ materially from those in the forward-looking statements. There can be no assurance that any guidance estimates can or will be achieved. The forward looking statements made in this presentation are based on the current beliefs of Mariner based on currently available information and assumptions that Mariner believes are reasonable. Mariner does not undertake any obligation to update estimates or other forward looking statements as conditions change or additional information becomes available. Investors are urged to read the Annual Report on Form 10-K for the year ended December 31, 2006 and other documents filed by Mariner with the Securities and Exchange Commission ("SEC") that contain important information including detailed risk factors. Unless otherwise stated, all well information in this presentation is presented on a gross or "8/8th's" basis and all production is presented net to Mariner's revenue interest. This presentation does not constitute an offer to sell or a solicitation of an offer to buy any securities of Mariner.

Reserve Integrity 2004 2005 2006 Proved Reserves Replacement 107 64 227 Proved Reserves from Revisions & Probable Conversions 49 14 38 2004 - 2006 Bcfe Proved reserves fully-engineered by Ryder Scott Strong track record of probable conversions Positive net reserve revisions + conversions Consistent PUD conversions 2004 2005 2006 PUD Conversions 0.32 0.56 0.36

Cost Effective Reserve Additions 2004 2005 2006 Reserve Replacement Rate 1.84 4.44 2.08 RRR Forest Incremental 3.7 2004 2005 2006 Rolling 3-yr avg RRC 1.77 1.73 2.83 0.56 $/Mcfe Reserve Replacement Cost* Rolling 3-year Average Reserve Replacement Rate* Effect of Forest GOM acquisition * See Appendix for calculation of reserve replacement rate and reserve replacement cost

Forest Transaction - Exceeding Expectations Bcfe Audited Reserves Fully Engineered Reserves 358 60 306 298 0 50 100 150 200 250 300 350 400 2005 2006 Forest Year-End Reserves 2006 Production

Historical Financial Summary Selected Financial Data * See Appendix for disclosure related to EBITDA and operating cash flow (OCF)

Appendix

Reconciliation of Non-GAAP Measure EBITDA means earnings before interest, income taxes, depreciation, depletion, amortization and impairments. Mariner believes that EBITDA is a widely accepted financial indicator that provides additional information about its ability to meet its future requirements for debt service, capital expenditures and working capital, but EBITDA should not be considered in isolation or as a substitute for net income, operating income, net cash provided by operating activities or any other measure of financial performance presented in accordance with generally accepted accounting principles or as a measure of a company's profitability or liquidity. profitability or liquidity. profitability or liquidity. profitability or liquidity. profitability or liquidity. profitability or liquidity. profitability or liquidity. profitability or liquidity. As presented, EBITDA for 2005 and 2006 includes $25.7MM and $10.2MM of non-cash stock compensation, respectively.

Operating Cash Flow (OCF) is net income plus non-cash items such as deferred income tax, depletion, depreciation and amortization, ineffective portion of cash flow hedges, stock compensation expense and inventory impairment. Mariner believes that OCF is a widely accepted financial indicator that provides additional information about its ability to meet its future requirements for debt service, capital expenditures and working capital, but OCF should not be considered in isolation or as a substitute for net income, operating income, net cash provided by operating activities or any other measure of financial performance presented in accordance with generally accepted accounting principles or as a measure of a company's profitability or liquidity. Reconciliation of Non-GAAP Measure

Reserve Replacement Rate Reserve replacement rate (RRR) for a period is calculated by dividing the sum of total reserve extensions, discoveries and other additions, revisions and purchases (i.e. acquisitions) by production for the same period. The proved reserves attributable to the Forest Assets were excluded from the calculation in 2006 to reflect more accurately Mariner's ongoing operational performance.

Reserve Replacement Cost Reserve replacement cost (RRC) is calculated by dividing development, exploitation, exploration and acquisition capital expenditures for the period by its proved reserve additions and revisions for the period. Following is a calculation of the RRC for each of 2004, 2005 and 2006; certain data for 2002 and 2003 is included for purposes of the 2004 and 2005 calculations. The cost of the Forest Assets and the corresponding reserve additions were excluded from the 2006 calculation to reflect more accurately Mariner's ongoing reserve replacement cost. Mariner's ongoing reserve replacement cost. Mariner's ongoing reserve replacement cost. Mariner's ongoing reserve replacement cost. Mariner's ongoing reserve replacement cost. Mariner's ongoing reserve replacement cost. Mariner's ongoing reserve replacement cost.